Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, of our reports dated July 17, 2017, with respect to the consolidated financial statements and schedule of FedEx Corporation and the effectiveness of internal control over financial reporting of FedEx Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

December 20, 2017